Exhibit 99(a)3

         [LETTERHEAD OF CLARK, THOMAS, WINTERS & NEWTON]



                          March 9, 1994



Gulf States Utilities Company
639 Loyola Avenue
New Orleans, LA  70112
Attn: Scott Forbes


     Re:  SEC Form 10-K of Gulf States Utilities Company (the
          "Company") for the fiscal year ending December 31,
          1993

Dear Mr. Forbes:

     Our firm has rendered to the Company two opinion letters dated September 30, 1992, concerning certain issues presented in the appeal of PUCT Docket No. 7195 now pending in the Texas Third District Court of Appeals. In connection with the above-referenced Form 10-K, we confirm to you as of the date hereof that we continue to hold the opinions set forth in those two letters.<1>



                              CLARK, THOMAS & WINTERS
                              A Professional Corporation


                              /s/ Clark, Thomas & Winters,
                              A Professional Corporation


_______________________________
<1>    The opinion letters dated September 30, 1992 indicate that the amount of River Bend plant costs held in abeyance was $1.45 billion. The more correct amount, as indicated by the Company in its securities filings to which those opinions related, is $1.4 billion.